Exhibit 10.38
                 EMERGENCY TERM PROMISSORY NOTE


$5,500,000.00
OVERLAND PARK, KANSAS
                                             July 26, 2001

          FOR VALUE RECEIVED, DIGITAL TELEPORT, INC., A MISSOURI CORPORATION (the "Debtor") promise to pay to the order of KLT Telecom Inc. ("Secured Party") at its offices located at 10740 Nall Suite 230, Overland Park, Kansas 66211, or at such other place as the holder hereof may, from time to time, designate in writing, the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000.00), PLUS interest which shall accrue on the unpaid principal balance hereof at a per annum rate of 9.5%. The entire amount of indebtedness hereunder then outstanding, including principal and accrued interest, shall be due and payable on February 1, 2002.

          This Note and the payments and obligations due hereunder are secured by that certain Security Agreement by and between Debtor and Secured Party of even date herewith (the
"Security Agreement").

          Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the rate of 12% per annum.

          Debtor and all persons who become liable hereon waive presentment for payment, demand, protest, notice of protest, and notice of dishonor. In addition, the holder hereof may, without notice and without release of the liability of Debtor or any maker, endorser, surety and guarantor, add or release one or more of such parties or release any security in whole or in part. The holder hereof shall not be liable for, or be prejudiced by, failure to collect or for lack of diligence in bringing suit upon this Note or any modification or renewal thereof.

          Debtor will pay on demand all costs of collection and attorneys' fees incurred or paid by the holder in enforcing the conditions of this Note.

          On the occurrence and the continuation of any one or more Events of Default (each of which shall be deemed an "Event of Default") as defined in the Security Agreement, this Note and all advances made pursuant hereto shall be immediately due and payable in full without notice or an opportunity to cure.

          All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, next to any costs of collection, and then to installments of principal remaining outstanding hereunder first to principal amounts overdue then to principal amounts currently due and then to installments of principal due in the future in the inverse order of their maturity.

          No failure or delay of Secured Party to exercise its rights as the result of an Event of Default shall be deemed a waiver of such right.

[IN MISSOURI]: ORAL AGREEMENT OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. [IN KANSAS]: THIS NOTE IS A FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE PARTIES AND SUCH WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri. Any amendments, changes or modifications to this Note shall be made only in writing signed on behalf of the parties sought to be bound by a duly authorized officer or agent thereof.

          WAIVER OF JURY TRIAL. THE PARTIES HERETO MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE, OR ANY OTHER DOCUMENT ENTERED INTO BY DEBTOR AND SECURED PARTY IN CONNECTION WITH THIS TRANSACTION, OR ANY CONDUCT RELATING TO THIS PROMISSORY NOTE OR THE LOAN MADE HEREUNDER OR THE DEBTOR-CREDITOR RELATIONSHIP ESTABLISHED HEREBY, INCLUDING WITH REGARD TO ANY COUNTERCLAIMS, CAUSES OF ACTION, AND DEFENSES WHETHER BASED IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS GRANTED IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES
ASSOCIATED WITH JURY TRIALS.   THE PARTIES HERETO ACKNOWLEDGE
THAT THEY HAVE BEEN INDUCED TO ENTER INTO THIS PROMISSORY NOTE AND THE SECURITY AGREEMENT IN PART BY THE PROVISIONS OF THIS PARAGRAPH.

          IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.

     DEBTOR:

     By:    /s/Gary W. Douglass
     Name:     Gary W. Douglass
     Title:    SVP & CFO
     Address:  8112 Maryland Ave.
               St. Louis, MO 63105



                                2